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                             PS BUSINESS PARKS, INC.
           Exhibit 11: Statement re: Computation of Earnings per Share


                                                                                       For the Three Months Ended
                                                                                               March 31,
Basic and Diluted Earnings Per Share:                                                  1998                 1997
-----------------------------------------------------------------------------      -------------        -------------

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Net income and net income allocable to common shareholders (same for Basic
   and Diluted computations)................................................       $  4,330,000         $    682,000
                                                                                   =============        =============

Weighted average common shares outstanding:

   Basic - weighted average common shares outstanding.......................         11,314,469            2,192,848
   Net effect of dilutive stock options - based on treasury stock method
     using average market price.............................................             42,567                    -
                                                                                   -------------        -------------

   Diluted weighted average common shares outstanding.......................         11,357,036            2,192,848
                                                                                   =============        =============

Basic earnings per common share.............................................       $      0.38          $      0.31
                                                                                   =============        =============
Diluted earnings per common share...........................................       $      0.38          $      0.31
                                                                                   =============        =============

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